UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

AP GAMING HOLDCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2016, AGS, LLC (the “Company”), a subsidiary of AP Gaming Holdco, Inc. (the “Registrant”), entered into a Separation Agreement and Release of All Claims with Mauro Franic (the “Separation Agreement”), pursuant to which Mr. Franic will resign from his position as Chief Operating Officer of the Company effective January 22, 2016.  Under the terms of his employment agreement, Mr. Franic’s non-compete obligation will remain in effect for twenty-four months from the effective date of the Separation Agreement. Under the terms of the Separation Agreement, all stock options to purchase shares of common stock of the Registrant held by Mr. Franic will be forfeited.  The Separation Agreement also contains a general release and waiver of all claims by Mr. Franic against the Company and other related parties. Under the Separation Agreement, Mr. Franic has agreed to sign a separate consulting agreement with the Company and provide assistance regarding specific customer relationships and other required business activities for a maximum period of eighteen months or until the agreement is terminated by either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date:	January 27, 2016	By:	/s/ David Lopez
		Name:	David Lopez
		Title:	Chief Executive Officer